Exhibit 5.1

March 25, 2015

Dermira, Inc.

175 Middlefield Road, Suite 150
Menlo Park, California 94025

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Dermira, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about March 25, 2015 in connection with the registration by the Company under the Securities Act of 1933, as amended, of an aggregate of 985,146 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), that are subject to issuance by the Company upon the exercise of (a) awards granted or to be granted under the Company’s 2014 Equity Incentive Plan (the “2014 Plan”) and (b) purchase rights to acquire shares of Common Stock granted or to be granted under the Company’s 2014 Employee Stock Purchase Plan (the “Purchase Plan”).  The 2014 Plan and the Purchase Plan are together referred to herein as the “Plans.”  In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the documents described in Exhibit A attached hereto (which is incorporated in this letter by reference).  Capitalized terms used but not defined in this letter have the meanings given to such terms in Exhibit A attached hereto.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

As to matters of fact relevant to this opinion, we have relied upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate.  We have made no independent investigation or other attempt to verify the accuracy of any of such information.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the Delaware General Corporation Law.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company in the Opinion Certificate.

In connection with our opinion expressed in paragraph (2) below, we have assumed that, at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and the registration will apply to all of the Shares and will not have been modified or rescinded.

Based upon the foregoing, we are of the following opinion:

(1)                                 The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2)                                 The 985,146 shares of Common Stock that may be issued and sold by the Company upon the exercise of (a) awards granted or to be granted under the 2014 Plan and (b) purchase rights granted or to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable Plan and Plan Agreement, if any, to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.  In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

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This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose.  This opinion is rendered on, and speaks only as of, the date first written above and is based solely on our understanding of facts in existence as of such date after the aforementioned examination and does not address future changes in facts or circumstances.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Michael A. Brown
Michael A. Brown, a Partner

EXHIBIT A

to

Legal Opinion Regarding S-8 Registration Statement of Dermira, Inc. (the “Opinion Letter”)

Capitalized terms used but not defined in this Exhibit A have the meanings defined for such terms in the Opinion Letter to which this Exhibit A is attached. As used herein, the term the “Company” means Dermira, Inc., a Delaware corporation.

(1)                                 The Company’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on October 8, 2014 and certified by the Delaware Secretary of State on October 8, 2014 (the “Restated Certificate”).

(2)                                 The Company’s Restated Bylaws, certified by the Company’s Secretary on October 8, 2014 and certified by the Company to us in the Opinion Certificate to be the currently effective bylaws of the Company (the “Restated Bylaws”).

(3)                                 The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference.

(4)                                 The Plans and related forms of agreements used under the Plans in the forms filed as exhibits to the Company’s Quarterly Report on Form 10-Q filed with the Commission on November 12, 2014 (the “Plan Agreements”).

(5)                                 The prospectuses prepared in connection with the Registration Statement (the “Prospectuses”).

(6)                                 Corporate proceedings and actions of the Company’s Board of Directors and the Company’s stockholders provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (a) the Restated Certificate, (b) the Restated Bylaws, (c) the filing of the Registration Statement and (d) the Plans, including the reservation of the Shares for sale and issuance pursuant to the Plans and the sale and issuance of the Shares pursuant to the Plans.

(7)                                 A (a) verification by the Company’s transfer agent as to the number of the Company’s authorized, issued and outstanding shares of its capital stock (including Common Stock and Preferred Stock) (and the number of such shares on an as-converted to Common Stock basis) as of March 19, 2015 (the “Statement Date”), and (b) a report by the Company, set forth in Annex I of the Opinion Certificate, of (i) the issued and outstanding options, warrants and rights to purchase or otherwise acquire from the Company capital stock of the Company (including a list of outstanding options) as of the Statement Date, and (ii) any additional shares of capital stock reserved for future issuance in connection with the Plans and all other plans, agreements or rights to acquire capital stock of the Company as of the Statement Date.

(8)                                 A Certificate of Good Standing issued by the Delaware Secretary of State dated March 23, 2015, stating that the Company is qualified to do business and is in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”).

(9)                                 An Opinion Certificate addressed to us and dated of even date herewith executed by the Company, containing certain factual representations (the “Opinion Certificate”).